EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT



              Name of Company                  State of Incorporation
              ---------------                  ----------------------

              Semotus Systems, Corp.            British Columbia, Canada

              Cross Communications, Inc.                 Delaware

              Simkin, Inc.                               Delaware

              WizShop.com, Inc.                          Delaware